UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2015

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 291-0510
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2015, the board of directors (the “Board”) of USD Partners GP LLC (the “General Partner”), the general partner of USD Partners LP (the “Partnership”), approved phantom unit award agreements (the “Award Agreements”) pursuant to which phantom units subject to certain vesting restrictions (“Phantom Units”) may be granted under the USD Partners LP 2014 Long-Term Incentive Plan (the “LTIP”). Phantom Units are subject to all of the terms and conditions of the LTIP and the individual Award Agreements. Phantom Unit awards represent rights to receive common units of the Partnership, or cash equal to the fair market value of such common units, upon vesting.

The Award Agreements set forth the terms of grants of Phantom Units to participants under the LTIP, including the Partnership’s named executive officers. Each Phantom Unit granted under the Award Agreement will be granted in tandem with an accompanying distribution equivalent right, which will entitle the grantee to receive payments equal in amount to any distributions made by the Partnership with respect to the Partnership’s common units underlying the Phantom Units. The Award Agreements contemplate that individual grants of Phantom Units will vest in installments based on the grantee’s continued employment with the General Partner, the Partnership or one of their respective affiliates through the vesting dates specified in the Award Agreements, subject to acceleration in certain circumstances. In the event that the grantee’s employment is terminated for cause by the General Partner, the Partnership or any of their respective affiliates, any unvested Phantom Units will be forfeited (and no further payments will be made with respect to the corresponding distribution equivalent rights). In the event that the grantee’s employment is terminated for any other reason, any unvested Phantom Units will be forfeited 60 days after the grantee’s employment is terminated (and no further payments will be made with respect to the corresponding distribution equivalent rights), unless the Board or the committee that administers the LTIP determines in its discretion before the expiration of such 60-day period to provide for accelerated vesting.

In addition, effective as of February 16, 2015, the Board approved grants of Phantom Units, including a grant of 31,308 Phantom Units to Dan Borgen, Chairman of the Board, Chief Executive Officer and President of the General Partner, and a grant of 12,127 Phantom Units to Adam Altsuler, Vice President and Chief Financial Officer of the General Partner, pursuant to the LTIP and corresponding Award Agreements. Award amounts for these grants were generally determined by reference to a specified dollar amount (in most cases based on an allocation formula which included a percentage multiplier of the grantee's base salary, among other factors) and converted to a number of units based on the initial public offering price of our common units in October 2014 of $17.00 per unit. These Phantom Units will vest in four equal annual installments following the date of grant, subject to acceleration upon the grantee’s death or disability, or involuntary termination in connection with a change in control of the Partnership or the General Partner.

A form of the Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1*	Form of Phantom Unit Award Agreement
_____________
* Compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP

	By:	USD Partners GP LLC,
its general partner

Dated: February 20, 2015	By:	/s/ Chris Robbins
	Name:	Chris Robbins
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Form of Phantom Unit Award Agreement
_____________
* Compensatory plan or arrangement